Exhibit 10.14

LEASE ASSIGNMENT AGREEMENT

This Agreement, made this 1st day of December, 2016, by and between CALX MINERALS, LLC (hereinafter called "Transferor"), RMR INDUSTRIALS, INC. (hereinafter called "Transferee") and Komatsu Financial Limited Partnership (hereinafter called "KF").

WITNESSETH:

WHEREAS, Transferor, as lessee, and KF, as lessor, heretofore entered into lease contract 777-0140059-006, dated December 28th, 2015, covering the following property (hereinafter collectively called the "Property"):

D155AX-6 S/N 81287

which lease provides for the payment by Transferor of aggregate rentals in the amount of $3,375.61, and further provides that Transferor shall not assign Transferor's interest, as lessee, in said lease and Property, and there remains unpaid under said lease rentals in the amount of $128,273.18 payable in 38 rentals, commencing 10/28/16 and on the 28th of each month thereafter.

NOW, THEREFORE, Transferor, for and in consideration of one dollar and other valuable consideration paid to Transferor by Transferee, hereby transfers and assigns to Transferee all of Transferor's interest, as lessee under said lease, in and to the said lease and Property.

In consideration of KF's consent to said transfer and assignment, Transferor and Transferee hereby promise jointly and severally to pay to KF the unpaid balance of the rentals as above stated, and Transferee hereby assumes all of the obligations of Transferor under said lease as though Transferee were the original lessee of the Property.

It is further agreed that Transferor is in no way released from the obligations set forth in said lease but is still firmly bound, and Transferor consents that KF may, without notice to Transferor and without releasing Transferor's liability, elect any remedy and compound or release any right against, and grant extensions of time to, Transferee.

The Property is now at 1 TRANSFER TRAIL GLENWOOD SPRINGS, CO 81602, and will hereafter be kept at 9301 Wilshire Blvd., Suite 312, Beverly Hills, CA 90210 but shall not become part of the real estate.

IN WITNESS WHEREOF, we have hereunto set our hands the day and year first above written.

CALX MINERALS, LLC	By:	/s/ John Skadow	CFO
Transferor		Title

1 TRANSFER TRAIL
Glenwood Springs, CO 81602
Address

RMR INDUSTRIALS, INC.	By:	/s/ Michael Okada	CFO
Transferee		Title

9301 Wilshire Blvd., Suite 312,
Beverly Hills, CA 90210
Address

Upon the express agreement that Transferor remain liable on said lease and the Transferee assume the aforesaid obligations and that said lease is to remain in full force and effect, KF hereby consents to the assignment by Transferor to Transferee of Transferor's interest in said lease and Property.

KOMATSU FINANCIAL LIMITED PARTNERSHIP

By:	/s/ Nico Sich	Finance Representative
Title